UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2018

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7244 Perkins Road
Baton Rouge, Louisiana 70808
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2018 Annual Meeting of Shareholders of Investar Holding Corporation (the “Company”), held on May 23, 2018, two proposals were submitted to a vote of security holders. Of the 9,516,537 shares of the Company’s common stock outstanding as of the record date, 8,115,808 shares were represented at the Annual Meeting.
Proposal No. 1: Election of 13 Directors
Each of the director nominees listed below was elected to serve as a member of the Company’s board of directors, each to serve a one-year term. The shareholders’ voting results are set forth below.

Nominee	For	Withhold	Broker Non-Votes
James M. Baker	6,779,550	75,394	1,260,864
Thomas C. Besselman, Sr.	6,789,573	65,371	1,260,864
James H. Boyce, III	6,779,550	75,394	1,260,864
Robert M. Boyce, Sr.	6,779,650	75,294	1,260,864
John J. D’Angelo	6,792,756	62,188	1,260,864
William H. Hidalgo, Sr.	6,792,756	62,188	1,260,864
Gordon H. Joffrion, III	6,512,149	342,795	1,260,864
Robert C. Jordan	6,792,756	62,188	1,260,864
David J. Lukinovich	6,779,650	75,294	1,260,864
Suzanne O. Middleton	6,793,769	61,175	1,260,864
Andrew C. Nelson, M.D.	6,419,614	435,330	1,260,864
Carl R. Schneider, Jr.	6,502,975	351,969	1,260,864
Frank L. Walker	6,493,977	360,967	1,260,864
Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the 2018 Fiscal Year
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year was approved. The shareholders’ voting results are set forth below.

For	Against	Abstain
8,104,142	1,389	10,277

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: May 25, 2018	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer